================================================================================
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[X]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CREATIVE COMPUTERS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                           CREATIVE COMPUTERS, INC.
                             2555 W. 190th Street
                          Torrance, California 90504

                               ----------------

                   Notice of Annual Meeting of Shareholders
                                 May 18, 1999

                               ----------------

To the Shareholders:

   Notice is hereby given that the Annual Meeting of Shareholders of Creative Computers, Inc., a Delaware corporation (the "Company"), will be held at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 on Tuesday, May 18, 1999 at 10:00 a.m. local time for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

  1. To elect four directors of the Company to serve until the 2000 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

  2. To approve an amendment to the Directors' Non-Qualified Stock Option Plan to increase the number of shares subject to the Plan from 50,000 to 100,000;

  3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 1999; and

  4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business on April 16, 1999, are entitled to notice of and to vote at the meeting of or any adjournment thereof. A list of such shareholders will be available for examination by any shareholder at the Annual Meeting, or at the office of the Secretary of the Company, 2555 W. 190th Street, Torrance, California 90504, for a period of ten days prior to the Annual Meeting.

   A copy of the Company's Annual Report for the fiscal year ended December 31, 1998, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the meeting and further information regarding each proposal to be made.

   SHAREHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors,

                                          /s/ Frank F. Khulusi

                                          Frank F. Khulusi
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Torrance, California
May 3, 1999

                           CREATIVE COMPUTERS, INC.
                             2555 W. 190th Street
                          Torrance, California 90504

                               ----------------

                                PROXY STATEMENT

                               ----------------

                 Annual Meeting of Shareholders--May 18, 1999

                INFORMATION CONCERNING SOLICITATION AND VOTING

   This Proxy Statement is furnished by the Board of Directors of Creative Computers, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Tuesday, May 18, 1999, at 10:00 a.m. local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED. This Proxy Statement and the Notice of Meeting and Proxy are being mailed to shareholders on or about May 3, 1999.

   The close of business on April 16, 1999 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 10,375,893 shares of common stock, par value $.001 per share (the "Common Stock"). On all matters which will come before the Meeting, each shareholder or his Proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record on the record date.

   Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

   The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and the Common Stock of uBid, Inc., a majority owned subsidiary of the Company ("uBid"), as of April 16, 1999: (i) by each of the Company's executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation"; (ii) by each director; (iii) by all current directors and executive officers of the Company as a group; and (iv) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

                                  Company Common Stock                    uBid Common Stock
                          ------------------------------------- -------------------------------------
                           Number of Shares  Percent of Shares   Number of Shares  Percent of Shares
  Name and Address(1)     Beneficially Owned Beneficially Owned Beneficially Owned Beneficially Owned
  -------------------     ------------------ ------------------ ------------------ ------------------
Frank F. Khulusi........      1,827,993(2)          17.5%                 0                 *
Sam U. Khulusi..........      1,916,585(3)          18.5%                 0                 *
Daniel J. DeVries.......         97,390(4)             *                  0                 *
Theodore R. Sanders.....          9,466(5)             *                  0                 *
Thomas A. Maloof........          5,000(6)             *              5,450                 *
Ronald B. Reck..........          3,750                *              1,000                 *
Richard M. Finkbeiner...         93,581                *                  0                 *
David R. Burcham........              0                *                200                 *
All directors and
 executive officers as a
 group (7 persons)......      3,860,184             36.6%             6,650                 *

--------
 * Less than 1%

(1) Unless otherwise indicated, the address for each person is 2555 W. 190th Street, Torrance, California 90504.

(2) Includes (i) 8,575 shares held in trust for the benefit of the children of Basimah Khulusi, and (ii) 58,333 shares underlying options which are presently vested or will vest within 60 days of April 16, 1999.

(3) Includes 13,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 16, 1999.

(4) Includes 96,790 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 16, 1999.

(5) Includes 9,466 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 16, 1999.

(6) Includes 5,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 16, 1999.

(7) This figure includes an aggregate of 182,589 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 16, 1999.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

General

   Four directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below.

   Effective December 1998, Ahmed O. Alfi resigned as a director of the Company, reducing the number of directors to three and creating a vacancy on the Board of Directors. Effective April 12, 1999, Ronald B. Reck was appointed to fill the vacancy and has agreed to seek election with the other nominees.

   The table below gives certain information concerning the nominees and other directors:

                                                                       Director
              Name            Age               Nominee                 Since
              ----            ---               -------                --------
   Frank F. Khulusi.......... 32  Chairman of the Board, President and   1987
                                   Chief Executive Officer
   Sam U. Khulusi(1)(2)...... 43  Director                               1987
   Thomas A. Maloof(1)(2).... 47  Director                               1998
   Ronald B. Reck............ 50  Director                               1999

--------
(1)  Member of Compensation Committee
(2)  Member of Audit Committee

   Frank F. Khulusi is a co-founder of the Company (and its predecessor) and has served as Chairman of the Board, President and Chief Executive Officer of the Company since the Company's inception in 1987. Mr. Khulusi also serves as a director of uBid. He is the brother of Sam U. Khulusi.

   Sam U. Khulusi is a co-founder of the Company and served as Executive Vice President and Chief Operating Officer of the Company from October 1994 until February 1996. From 1987 until October 1994, Mr. Khulusi served as Chief Financial Officer of the Company. Mr. Khulusi currently is the Chairman and Chief Executive Officer of Kabang, LLC, an Internet company. He is the brother of Frank F. Khulusi.

   Thomas A. Maloof has served as a director of the Company since May 1998. Mr. Maloof is the President of Perinatal Practice Management, Inc. From September 1997 until February 1998, Mr. Maloof served as Chief Financial Officer of Prospect Medical Holdings. From January 1995 until September 1997, Mr. Maloof was the Chief Executive Officer of Prime Health of Southern California. From October 1992 until December 1994, Mr. Maloof was President of Foundation Health, a California health plan provider.

   Ronald B. Reck has served as a director of the Company since April 1999. Mr. Reck is Executive Vice President of Applebees International and has worked for Applebees International since 1987.

Voting Information

   Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect all four of the nominees. A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. Directors are elected by a plurality of votes. An abstention from voting on this matter by a shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote. PROXIES RETURNED TO THE COMPANY WILL BE VOTED "FOR" EACH NOMINEE UNLESS OTHERWISE INSTRUCTED ON SUCH PROXY.

  All of the nominees have agreed to serve the Company as a director if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Meetings and Committees of the Board of Directors

   During the fiscal year ended December 31, 1998, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served.

   During 1998, the members of the Audit Committee were Ahmed Alfi and Thomas Maloof. In March 1999, Ahmed Alfi was succeeded on the Audit Committee by Sam Khulusi. The Audit Committee held one meeting during the year ended December 31, 1998. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's independent accountants, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent accountants and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company.

   During 1998, the members of the Compensation Committee were Frank Khulusi and Thomas Maloof. In March 1999, Frank Khulusi was succeeded on the Compensation Committee by Sam Khulusi. The Compensation Committee held one formal meeting during the year ended December 31, 1998 and met a number of times on an informal basis. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

   The Company has no nominating committee or any committee performing those functions. The Board as a whole performs the functions which would otherwise be delegated to a nominating committee.

Compensation of Directors

   The Company compensates directors who are not employed by the Company or its affiliates $5,000 per meeting, up to a maximum of four meetings per year, plus expenses for services as a director. During 1998, the Company paid Sam Khulusi $10,000 in consulting fees in connection with his work on real estate transactions. Under the Directors' Non-Qualified Stock Option Plan, as amended, each director who is not an employee of the Company is entitled to receive an option to purchase 5,000 shares of the Company's Common Stock upon joining the Board. After the initial grant described above, each director receives an additional option to purchase 5,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director had served on the Board for at least one year. Options are granted at fair market value on the date of grant and vest on the first anniversary of the date of grant.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other four executive officers whose compensation exceeded $100,000 during 1998.

                          Summary Compensation Table

                                                              Long Term
                                 Annual Compensation         Compensation
                          ---------------------------------- ------------
                                                                Awards
                                                Other Annual ------------   All Other
   Name and Principal     Fiscal Salary  Bonus  Compensation   Options     Compensation
        Position           Year    ($)   ($)(1)    ($)(2)        (#)          ($)(3)
   ------------------     ------ ------- ------ ------------   -------     ------------
Frank F. Khulusi........   1998  400,000    --        --           --          2,438
 Chairman and Chief        1997  395,266 25,000       --       100,000         2,719
  Executive Officer        1996  303,900    --        --           --          1,352

Theodore R. Sanders(4)..   1998  147,692 36,225       --        50,000           --
 Chief Financial Officer

Richard M.
 Finkbeiner(5)..........   1998  239,668                           --          1,871
 Chief Financial Officer   1997  233,063 94,653       --        20,000        17,621(7)
                           1996  128,195 25,000       --       150,000(6)     18,504(10)

Daniel J. DeVries.......   1998  207,221                        30,000         1,972
 Executive Vice            1997  198,486 25,000       --        15,000         2,280
  President, Sales and     1996  198,702 36,937    23,720(8)   130,000(6)      1,342
  Marketing

David R. Burcham(9).....   1998  102,968    --        --           --          1,089
 Executive Vice            1997  197,851 22,500       --        20,000         1,861
  President, Operations    1996  166,667 23,333       --       120,000(6)     50,000(10)

--------
 (1) Reflects bonus paid during the fiscal year.

 (2) "Other Annual Compensation" includes the following, to the extent that the aggregate amount thereof exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported for the individual: personal benefits received by the named individuals and amounts reimbursed the individuals during the year.

 (3) Unless otherwise specified, the number constitutes Company matching contributions under its 401(k) plan.

 (4) Mr. Sanders joined the Company in May 1997 and was promoted to Chief Financial Officer in September 1998.

 (5) Mr. Finkbeiner joined the Company in June 1996 and resigned in October
     1998.

 (6) In the case of Messrs. Finkbeiner, DeVries and Burcham, includes options to purchase 75,000, 65,000 and 60,000 shares, respectively, that were repriced in 1996.

 (7) Includes $2,375 in Company 401(k) matching contributions and $15,246 for relocation.

 (8) Represents automobile allowance of $18,182 and health insurance premiums of $5,538.

 (9) Mr. Burcham joined the Company in February 1996 and resigned in May 1998.

(10) Represents relocation expenses and allowances paid by the Company.

Option/SAR Grants in Last Fiscal Year

   The following table provides information on option grants in fiscal 1998 to the named executive officers:

                                                Individual Grants
                         ----------------------------------------------------------------
                                         % of Total
                           Number of    Options/SARs                              Grant
                           Securities    Granted to  Exercise                      Date
                           Underlying   Employees in or Base                     Present
                          Options/SARs     Fiscal     Price       Expiration      Value
          Name           Granted (#)(1)   Year(2)     ($/sh)         Date         ($)(3)
          ----           -------------- ------------ -------- ------------------ --------
Frank F. Khulusi........          0           0%     $   N/A         N/A         $    N/A
Theodore R. Sanders.....     10,000         2.1         7.00   August 31, 2008     58,877
                             40,000         8.6       7.1875  September 21, 2008  241,920
Richard M. Finkbeiner...          0           0          N/A         N/A              N/A
Daniel J. DeVries.......     30,000         6.4        6.125    June 15, 2008     155,538
David R. Burcham........          0           0          N/A         N/A              N/A

--------
(1) The options vest at a rate of 20% per year beginning on the first anniversary of the date of grant. Upon the occurrence of certain events resulting in a change of control of the Company or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations.

(2) The Company granted 467,425 options during fiscal 1998.

(3) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of options valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of seven years. Assumptions include an interest rate of 4.89%, an annual dividend yield of 0% and volatility of 100%.

   The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the year-end value of unexercised options.

               Aggregate Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Value

                          Shares             Number of Securities
                         Acquired           Underlying Unexercised     Value of Unexercised
                            on     Value       Options at End of      In-the-Money Options at
                         Exercise Realized      Fiscal 1998 (#)      End of Fiscal 1998($)(2)
                         -------- -------- ------------------------- -------------------------
          Name             (#)     ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
          ----           -------- -------- ----------- ------------- ----------- -------------
Frank F. Khulusi........     --   $    --    41,666       58,334     $1,026,025   $1,436,475
Theodore R. Sanders.....   1,200     7,500    5,799       63,001        153,674    1,574,547
Richard M. Finkbeiner...     --        --    53,581            0      1,370,338            0
Daniel J. DeVries.......     --        --    88,290       80,510      2,289,956    2,065,419
David R. Burcham........  51,248   277,868        0            0              0            0

--------
(1) The value realized equals the aggregate amount of the excess of the closing price of the Company's Common Stock reported on the Nasdaq National Market for the exercise date, over the relevant exercise price(s).

(2) Value based on market value of the Company's Common Stock on December 31, 1998, which was $31.75, less the exercise price, times the number of shares issuable pursuant to such options.

Compensation Committee Interlocks and Insider Participation

   Frank F. Khulusi, who served as a member of the Compensation Committee during 1998, is an executive officer of the Company. Mr. Khulusi also serves as a director and was formerly an executive officer of uBid, Inc., a majority-owned subsidiary of the Company, with which the Company has engaged in several transactions which are described under the caption "Certain Relationships and Related Transactions" below. Prior to the formation of uBid's compensation committee, the board of directors of uBid set the compensation of uBid's officers. Daniel J. DeVries, one of the Company's executive officers, and Richard M. Finkbeiner, a former executive officer of the Company, each served on the board of directors of uBid until July 1998.

Employment Agreements

   In January 1995, the Company entered into a three-year employment agreement with Frank F. Khulusi (the "Employment Agreement"). Although the original term of the Employment Agreement expired January 1, 1998, the Employment Agreement further provides for one-year automatic extensions if the Employment Agreement is not terminated by the Company or Mr. Khulusi. In 1997, the Employment Agreement provided for an annual base salary to Mr. Khulusi of $400,000. The Employment Agreement also provides that Mr. Khulusi is entitled to certain severance benefits in the event that his employment is terminated by the Company "without cause" or by Mr. Khulusi for "good reason" or following a "change of control" (all as defined in the Employment Agreement). In such cases, Mr. Khulusi would receive two times his salary and bonus for the preceding twelve months in a lump sum distribution following notice of termination.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Securities Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and ten percent shareholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except that Sam Khulusi inadvertently failed to file a Form 4 with respect to eight separate dispositions of the Company's Common Stock occurring in February 1998. Mr. Khulusi subsequently reported such transactions on Form 5 in February 1999.

Compensation Committee Report on Executive Compensation

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

   The Compensation Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines (acting through a sub-committee) the compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The compensation of the executive officers of the Company, except for the compensation of the Chief Executive Officer, is set and approved by the Compensation Committee of the Board of Directors based on the recommendation of the Chief Executive Officer.

 Compensation Policies

   The Compensation Committee's executive compensation policies are designed to provide levels of compensation that integrate pay with the Company's objectives and goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be adequate to recruit, retain and motivate key employees.

   There are three primary elements in the Company's executive compensation program:

   . Base salary

   . Bonus

   . Stock options

   Individual base salaries are established based on an executive officer's experience, historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

   Bonuses are paid pursuant to executive bonus plans. Bonus awards are set based on various goals dependent upon the person's function in the organization. Certain individuals' bonus plans are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department and corporate levels is the primary factor in determining bonuses and such goals are tied to the achievement of specified performance targets.

   The Chief Executive Officer's bonus, if any, is determined as set forth in his employment contract, as described below.

   The Company believes that a component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best interests. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

 Compensation of Chief Executive Officer

   In establishing the Chief Executive Officer's overall compensation, a sub-committee of the Compensation Committee (the "Sub-Committee"), considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding the Company. The Sub-Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary and bonus. The Chief Executive Officer's base salary was set at $400,000 in his employment agreement with the Company and is currently his base salary for 1999. During 1995, the Chief Executive Officer elected to reduce his salary, in consultation with the Compensation Committee, to $300,000. The Chief Executive Officer's salary remained at $300,000 throughout 1996. In 1997, the Chief Executive Officer's base salary was restored to $400,000. In 1997, the Chief Executive Officer received a bonus of $25,000 and a stock option to purchase 100,000 shares of Common Stock. No bonus was paid and no stock options were granted to the Chief Executive Officer in 1998.

 Policy Regarding Deductibility of Compensation for Tax Purposes--Compliance
  With Internal Revenue Code Section 162(m)

   Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of "performance-based" is generally exempt from this deduction limit. The Company does not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). However, none of the Company's executives receive such compensation at levels that approach the
Section 162(m) $1 million limit. The Company has included provisions in the 1994 Stock Incentive Plan designed to enable grants of options and SARs to executive officers affected by Section 162(m) to qualify as "performance-based" compensation. However, such grants cannot qualify until such grants are made by a committee consisting of "outside directors" under Section 162(m). Prior to March 1999, the Compensation Committee did not meet this requirement.

                            Compensation Committee

                               Frank F. Khulusi

Stock Performance Graph

   The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of the Nasdaq Stock Market-US Companies Index ("Nasdaq-US") and the Nasdaq Retail Trade Index ("Nasdaq-Retail"). The performance graph assumes that $100 was invested in the Company's initial public offering, on April 4, 1995, in common stock of the Nasdaq-US and Nasdaq-Retail. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
           Among Creative Computers, Inc., Nasdaq-US, Nasdaq-Retail

  Measurement Period
  (Fiscal Year        Creative Computers, NASDAQ STOCK MARKET
  Covered)            Inc.                (U.S.)              NASDAQ RETAIL TRADE
-------------------------------------------------------------------------------
  Measurement Date    $100                $100                $100
  04/04/95
-------------------------------------------------------------------------------
  FYE 12/95           $107                $130                $111
-------------------------------------------------------------------------------
  FYE 12/96           $ 43                $160                $133
-------------------------------------------------------------------------------
  FYE 12/97           $ 58                $195                $156
-------------------------------------------------------------------------------
  FYE 12/98           $187                $275                $190

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Historical Intercompany Relationships

   uBid was a wholly-owned subsidiary of the Company until its December 1998 initial public offering (the "Offering"). The Company currently owns approximately 80.1% of the outstanding capital stock of uBid. Mr. Frank Khulusi is a director of uBid and serves as its Secretary. As a wholly-owned subsidiary, uBid received various services provided by the Company, including administration (accounting, human resources, legal), warehousing and distribution (through June 1998), Internet/telecom and joint marketing. The Company has also provided uBid with the services of a number of its executives and employees. In consideration for these services, the Company historically allocated a portion of its overhead costs related to such services to uBid. None of these services were provided to uBid pursuant to any written agreement between uBid and the Company.

Separation of uBid from the Company

   The Company has announced that, subject to certain conditions, the Company intends to separate uBid from the Company's other operations and businesses (the "Separation") and to distribute to its stockholders all of the uBid Common Stock owned by the Company (the "Distribution") in no event prior to June 7, 1999. The Separation will establish uBid as a stand-alone entity with objectives separate from those of the Company. In December 1998, uBid and the Company entered into a Separation and Distribution Agreement (the "Separation and Distribution Agreement") and certain other agreements providing for the Separation and the Distribution, the provision by the Company of certain interim services to uBid, and addressing employee benefit arrangements, and tax and other matters. These agreements (the "Ancillary Agreements") are discussed below.

Separation and Distribution Agreement

   The Separation and Distribution Agreement entered into between uBid and the Company sets forth certain agreements among uBid and the Company, with respect to the principal corporate transactions required to effect the Separation, the Offering and the Distribution, and certain other agreements governing the relationship among the parties thereafter.

   The Distribution. The Separation and Distribution Agreement provides that, subject to the terms and conditions thereof, the Company and uBid will take all reasonable steps necessary and appropriate to cause all conditions to the Distribution to be satisfied and to effect the Distribution. The Board of Directors of the Company will have the sole discretion to set the date of the distribution (the "Distribution Date") for any date after June 7, 1999 and ending on or prior to December 31, 1999. In accordance with the Separation and Distribution Agreement, completion of the Distribution will be subject to the satisfaction, or waiver by the Board, of the following conditions: (i) the opinion of PricewaterhouseCoopers LLP as to the tax-free nature of the Distribution (the "PwC Opinion") shall have been obtained, in form and substance satisfactory to the Company, and be confirmed at the time of Distribution; (ii) if the Company decides to seek a private letter ruling from the Internal Revenue Service (a "Letter Ruling"), the Letter Ruling shall have been obtained and remain effective consistent with the conclusions reached in the PwC Opinion, and such ruling shall be in form and substance satisfactory to the Company, in its sole discretion; (iii) any material Governmental Approvals and Consents (as such terms are defined in the Separation and Distribution Agreement) necessary to consummate the Distribution shall have been obtained and shall be in full force and effect; (iv) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect, and no other event outside the control of the Company shall have occurred or failed to occur that prevents the consummation of the Distribution; and (v) no other events or developments shall have occurred subsequent to the closing of the Offering that, in the judgment of the Board, would result in the Distribution having a material adverse effect on the Company or its stockholders. The Company has agreed to consummate the Distribution, subject to the satisfaction of the conditions set forth above. The Company may terminate the obligation to consummate the Distribution if the Distribution has not occurred by December 31, 1999, unless extended by the Company and uBid. In addition, the Separation and Distribution

Agreement may be amended or terminated at any time prior to the Distribution Date by the mutual consent of uBid and the Company.

   The Company and uBid have agreed that none of the parties will take, or permit any of its affiliates to take, any action which reasonably could be expected to prevent the Distribution from qualifying as a tax-free distribution to the Company and its stockholders pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"). The parties have also agreed to take any reasonable actions necessary in order for the Distribution to qualify as a tax-free distribution to the Company and its stockholders pursuant to Section 355 of the Code. Without limiting the foregoing, prior to the Distribution Date, uBid agreed not to issue or grant, directly or indirectly, any shares of its capital stock or any rights, warrants, options or other securities to purchase or acquire (whether upon conversion, exchange or otherwise) any shares of its capital stock (whether or not then exercisable, convertible or exchangeable) that would affect the tax-free nature of the Distribution.

   Registration Rights. The Separation and Distribution Agreement provides that the Company, and Messrs. Frank and Sam Khulusi, holders of approximately 18% and 19%, respectively of Company Common Stock, will have the right in certain circumstances, but in no event prior to June 7, 1999 (in the case of the Company) and 180 days after the Distribution (in the case of Messrs. Frank and Sam Khulusi), to require uBid to use its best efforts to register for resale shares of uBid Common Stock held by them under the Securities Act of 1933, as amended ("1933 Act"), subject to certain conditions, limitations and exceptions ("Demand Registration"). uBid also has agreed with the Company and Messrs. Frank and Sam Khulusi that if uBid files a registration statement for the sale of securities under the 1933 Act, then such persons may, subject to certain conditions, limitations and exceptions, include in such registration statement shares of uBid Common Stock held by them ("Piggyback Registration"). In addition, for an additional 90 days after the applicable 180-day period, uBid will be entitled to include its shares in any requested Demand Registration and to reduce the number of shares to be sold by the Company or Messrs. Frank and Sam Khulusi thereunder to a minimum of 20%, collectively, of the total offering plus the amount of any underwriters' over-allotment option. In the case of Messrs. Frank and Sam Khulusi, uBid will bear up to $100,000 of the cost of the first, and up to $50,000 of the second, requested registrations and will bear the cost of all piggyback registrations. In addition, the Company's registration rights will terminate upon consummation of the Distribution.

   Releases and Indemnification. The Separation and Distribution Agreement provides for a full and complete release and discharge as of the closing date of the Offering of all liabilities, known or unknown, existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the closing date of the Offering, between uBid and the Company (including any contractual agreements or arrangements existing or alleged to exist between them on or before the closing date of the Offering), except as expressly set forth in the Separation and Distribution Agreement.

   Except as provided in the Separation and Distribution Agreement, uBid has agreed to indemnify, defend and hold harmless the Company and each of the Company's directors, officers and employees from and against all liabilities relating to, arising out of or resulting from: (i) the failure of uBid or any other person to pay, perform or otherwise promptly discharge any liabilities of uBid in accordance with their respective terms; (ii) any breach by uBid of the Separation and Distribution Agreement or any of the Ancillary Agreements; and (iii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the Prospectus or the Registration Statement used in connection with the Offering.

   Except as provided in the Separation and Distribution Agreement, the Company has agreed to indemnify, defend and hold harmless uBid and each of uBid's directors, officers and employees from and against all liabilities relating to, arising out of or resulting from: (i) the failure of the Company or any other person to pay, perform or otherwise promptly discharge any liabilities of the Company other than the liabilities of uBid; and (ii) any breach by the Company of the Separation and Distribution Agreement or any of the Ancillary Agreements. Neither uBid nor the Company is obligated under the Separation and Distribution Agreement to indemnify the other for: (i) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to the other under the Separation and Distribution Agreement or any Ancillary Agreement; (ii) any liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business between the parties prior to December 9, 1998; (iii) any liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by one party at the request or on behalf of the other;
(iv) any liability that uBid or the Company may have with respect to indemnification or contribution pursuant to the Separation and Distribution Agreement for claims brought against other party by third persons; or (v) generally, any liability the release of which would result in the release of any person other than a person released pursuant to the Separation and Distribution Agreement.

   The Separation and Distribution Agreement contains provisions that govern, except as otherwise provided in any Ancillary Agreement, the resolution of disputes, controversies or claims that may arise between or among the parties. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management (or other mutually agreed) representatives of the parties. If such efforts are not successful, any party may submit the dispute, controversy or claim to mandatory, binding arbitration, subject to the provisions of the Separation and Distribution Agreement. The Separation and Distribution Agreement contains procedures for the selection of a sole arbitrator of the dispute, controversy or claim and for the conduct of the arbitration hearing, including certain limitations on discovery rights of the parties. These procedures are intended to produce an expeditious resolution of any such dispute, controversy or claim.

   In the event that any dispute, controversy or claim is, or is reasonably likely to be, in excess of $5 million, or in the event that an arbitration award in excess of $5 million is issued in any arbitration proceeding commenced under the Separation and Distribution Agreement, subject to certain conditions, any party may submit such dispute, controversy or claim to a court of competent jurisdiction and the arbitration provisions contained in the Separation and Distribution Agreement will not apply. In the event that the parties do not agree that the amount in controversy is in excess of $5 million, the Separation and Distribution Agreement provides for arbitration of such disagreement.

   Noncompetition; Certain Business Transactions. The Separation and Distribution Agreement provides that, for a period of nine months after the Distribution Date, the Company will not directly or indirectly, including by way of acquisition of other companies, engage in the Internet online auction business in substantially the same manner and format as conducted by uBid on the date of the Separation and Distribution Agreement. The Separation and Distribution Agreement also provides for the allocation of certain corporate opportunities during the period prior to the Distribution Date. During this period, neither uBid nor the Company will have any duty to communicate or offer such opportunities to the other and may pursue or acquire any such opportunity for itself or direct such opportunity to any other person. Except as otherwise contemplated under the intercompany agreements, it is anticipated that all contracts between uBid and the Company after consummation of the Offering will be at arms length.

   Expenses. Except as expressly set forth in the Separation and Distribution Agreement or in any Ancillary Agreement, whether or not the Distribution is consummated, each party will bear its own respective third-party fees, costs and expenses paid or incurred in connection with the Distribution.

   Company Stock Options. Options to purchase Common Stock of the Company that were granted on or prior to December 9, 1998 and that are outstanding as of the Distribution Date will, as of the Distribution Date, become options to purchase shares of both uBid common stock and Company Common Stock ("Adjusted Options"). The number of shares of uBid common stock that will be subject to such Adjusted Options will be based upon the ratio of the number of shares of uBid common stock distributed to the Company's stockholders in the Distribution divided by the total number of shares of Company Common Stock outstanding on the record date for the Distribution. In addition, the exercise price for each Adjusted Option will be allocated between the option to purchase Company Common Stock and the option to purchase uBid common stock based on the respective pre- and post-Distribution prices of Company Common Stock and uBid common stock on the Nasdaq

National Market. The options to purchase uBid common stock covered by the Adjusted Options will be issued under uBid's 1998 Stock Incentive Plan. As of March 26, 1999, there were outstanding options to purchase 777,051 shares of Company Common Stock. Based on the number of shares of Company Common Stock and options to purchase Company Common Stock outstanding on March 26, 1999 and the number of shares of uBid Common Stock outstanding on such date, options to purchase approximately 548,935 shares of uBid Common Stock would be granted in connection with Adjusted Options.

   As a result of the Distribution, any options to purchase the Company's Common Stock issued after the closing date of the Offering will not be convertible into options to purchase uBid common stock. Therefore, options to purchase Company Common Stock granted between the closing date of the Offering and the Distribution Date, including the options granted to Mr. Reck upon his appointment to the Company's Board of Directors and options to be granted to Sam Khulusi and Thomas Maloof on the date of the Company's 1999 Annual Meeting of Shareholders, will be adjusted (without creating an option for uBid common stock as described in the preceding paragraph) to preserve the intrinsic value of such options in accordance with the terms of the Directors' Non-Qualified Stock Option Plan and consistent with applicable accounting rules.

   Termination. The Separation and Distribution Agreement may be terminated at any time prior to the Distribution Date by the mutual consent of the Company and uBid. In the event of any termination of the Separation and Distribution Agreement, only the provisions of the Separation and Distribution Agreement that obligate the parties to pursue the Distribution, or take, or refrain from taking, actions which would or might prevent the Distribution from qualifying for tax-free treatment under Section 355 of the Code, will terminate, and the other provisions of the Separation and Distribution Agreement and each Ancillary Agreement will remain in full force and effect.

Services Agreement

   In December 1998, uBid and the Company entered into a services agreement (the "Services Agreement") pursuant to which the Company provides to uBid various administrative services, including general accounting services, credit services and payroll and benefits administration. Except as noted below, the following services will be provided by the Company until the Distribution is consummated.

   General Accounting Services. Pursuant to the Services Agreement, the Company provides uBid with accounts payable services and general ledger services. The services are provided on a cost-plus 10% basis.

   Credit Services. The Services Agreement also provides for the provision by the Company to uBid of credit services, including full credit checking and analysis at a cost to uBid of $1.50 per transaction. The Company will undertake to use its best efforts to process each credit check within 24 hours of receipt of uBid's request.

   Payroll and Benefits Administration. Under the Services Agreement, the Company administers uBid's payroll and uBid's employees are covered under the Company's health insurance plan and participate in the Company's 401(k) plan. uBid reimburses the Company for all payroll and benefits costs, and the Company receives a monthly servicing fee on a cost-plus 10% basis per covered or participating employee.

   Payments pursuant to the Service Agreement are made monthly in arrears within 30 days after uBid's receipt of an invoice detailing the services rendered. uBid believes that the fees for services to be provided under the Services Agreement are no less favorable to uBid than could have been obtained by uBid from unaffiliated third parties.

   Any services rendered to uBid by the Company beyond the services to be provided under the terms of the Services Agreement that the Company determines are not covered by the fees provided for under the terms of the Services Agreement will be billed to uBid as described in the Services Agreement, or on such other basis as uBid and the Company may agree, provided that the price payable by uBid for non-covered services will be established on a negotiated basis which is no less favorable to uBid than the charges for comparable services from unaffiliated third parties.

   Termination of the Services Agreement at Distribution. uBid and the Company expect that, as of the Distribution Date, the Services Agreement will be terminated and the Company will no longer perform the transactional and administrative services described above and certain other services historically performed by the Company.

Tax Indemnification and Allocation Agreement

   uBid and the Company have entered into a Tax Indemnification and Allocation Agreement, which provides that if any one of certain events occurs, and such event causes the Distribution not to be a tax-free transaction to the Company under Section 355 of the Code, then uBid will indemnify the Company for income taxes the Company may incur by reason of the Distribution not so qualifying under the Code (the "Distribution Taxes"). Such events include any breach of representations relating to uBid's activities and ownership of its capital stock made to the Company or in connection with the PwC Opinion or any solicitation of a Letter Ruling. In connection with the Distribution, confirmation of the PwC Opinion at the time of the Distribution and any Letter Ruling, uBid will likely make certain representations regarding its intentions at the time of the Distribution with respect to its business.

   The Tax Indemnification and Allocation Agreement also provides that the Company will indemnify uBid for Distribution Taxes for which uBid has no liability to the Company under the circumstances described above.

   In addition to the foregoing indemnities, the Tax Indemnification and Allocation Agreement provides for: (i) the allocation and payment of taxes for periods during which uBid and the Company are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes; (ii) the allocation of responsibility for the filing of tax returns; (iii) the conduct of tax audits and the handling of tax controversies; and (iv) various related matters.

   For periods during which uBid is included in the Company's consolidated federal income tax returns or state consolidated, combined, or unitary tax returns (which will include the periods on or before the Distribution Date), uBid will be required to pay an amount of income tax equal to the amount it would have paid had it filed its tax return as a separate entity, except in cases where the consolidated or combined group as a whole realizes a detriment from consolidation or combination. uBid will be responsible for its own separate tax liabilities that are not determined on a consolidated or combined basis. uBid will also be responsible in the future for any increases to the consolidated tax liability of uBid and the Company that is attributable to uBid, and will be entitled to refunds for reductions of tax liabilities attributable to uBid for prior periods.

   uBid will be included in the Company's consolidated group for federal income tax purposes so long as the Company beneficially owns at least 80% of the total voting power and value of the outstanding common stock of uBid. Each corporation that is a member of a consolidated group during any portion of the group's tax year is jointly and severally liable for the federal income tax liability of the group for that year. While the Tax Indemnification and Allocation Agreement allocates tax liabilities between uBid and the Company during the period on or prior to the Distribution Date in which uBid is included in the Company's consolidated group, uBid could be liable in the event federal tax liability allocated to the Company is incurred, but not paid, by the Company or any other member of the Company's consolidated group for the Company's tax years that include such periods. In such event, uBid would be entitled to seek indemnification from the Company pursuant to the Tax Indemnification and Allocation Agreement.

   As a condition to the Company effecting the Distribution, uBid will be required to indemnify the Company for any tax liability suffered by the Company arising out of actions by uBid after the Distribution that would cause the Distribution to lose its qualification as a tax-free distribution or to be taxable to the Company for federal income tax purposes under Section 355 of the Code. For example, Section 355 generally provides that a company that distributes shares of a subsidiary in a spin-off that is otherwise tax-free will incur U.S. federal income tax liability if 50% or more, by vote or value, of the capital stock of either the company making the distribution or the subsidiary is acquired by one or more persons acting pursuant to a plan or series of related transactions that include the spin-off. To ensure that issuances of equity securities by uBid will not cause the Distribution to be taxable to the Company, the Tax Indemnification and Allocation Agreement contains certain restrictions on issuances of equity securities of uBid and its repurchase of equity securities until three years following the Distribution Date (the "Restriction Period"). Until the second anniversary of the Distribution Date, uBid cannot issue its common stock and other equity securities (including the shares sold in the Offering) that would cause the number of shares of Common Stock distributed by the Company in the Distribution to constitute less than 60% of the outstanding shares of Common Stock unless uBid first obtains either the consent of the Company or a favorable IRS letter ruling that the issuance will not affect the tax-free status of the Distribution. After this period until the end of the third year from the Distribution Date, uBid cannot issue its common stock and other equity securities that, when combined with equity securities sold in and after the Offering would cause the number of shares of uBid common stock distributed by the Company in the Distribution to constitute less than 55% of the outstanding shares of uBid common stock unless uBid first obtains the consent of the Company or a favorable IRS letter or opinion of tax counsel that the issuance would not affect the tax-free status of the Distribution. These restrictions on the issuance of equity securities may impede the ability of uBid to raise necessary capital or to complete acquisitions, if any, using equity securities. The foregoing prohibitions do not apply to issuances of debt securities of uBid that are not convertible into Common Stock or other equity securities. The same requirements for an IRS ruling, consent of the Company or an opinion of counsel are applicable to any proposed repurchases of uBid common stock during the Restriction Period.

Joint Marketing Agreement

   uBid and the Company have entered into a joint marketing agreement (the "Marketing Agreement"), pursuant to which the Company and uBid agreed to continue certain joint marketing efforts presently in place. The Marketing Agreement provides that uBid will continue to be presented on the home page of the Company's "PC Mall" Website on at least one quarter of the page as well as receive a banner advertisement on the home page of the Company's "PC Mall" Website. The Marketing Agreement provides that uBid will provide to the Company a button that "clicks through" from the home page of uBid's Website to the Company's "PC Mall" Website. As consideration for these marketing services, uBid will either make a payment of $10,000 per month to the Company or the Company, in its sole discretion, may elect to receive a banner advertisement on each page of uBid's Website in lieu of the monthly payment. The Marketing Agreement has a term of one year and is terminable by either party upon 60 days prior written notice.

Internet/Telecommunications Agreement

   uBid and the Company have also entered into an Internet/telecommunications agreement (the "Internet/Telecommunications Agreement") pursuant to which the Company will continue to provide uBid with certain Internet and telecommunications services, including hosting uBid's Website. uBid agreed to reimburse the Company for all telecommunications charges (other than personnel charges), as well as pay additional monthly personnel charges on a cost-plus 10% basis and capital equipment charges based on standard lease rates. The Internet/Telecommunications Agreement has an initial term of one year and is cancelable, at the option of either party, upon 90 days prior written notice, provided that, upon such cancellation, uBid will be required to purchase all capital equipment from the Company at its depreciated book value.

Sublease Agreement

   In July 1998, uBid and the Company entered into a sublease currently covering 100,000 square feet of the Company's 325,000 square foot distribution center in Memphis, Tennessee. The sublease provides for uBid's continued use of the Company's sophisticated inventory control and shipping systems during the term of the sublease. The sublease is at a monthly rate equal to the Company's obligations to the landlord, plus taxes and utilities, and will expire in 2002.

Other Relationships with the Company

   Company Credit Agreement. The Company is party to a credit agreement pursuant to which it has a credit facility of up to $60 million. Under the credit agreement, each of the Company's subsidiaries, including uBid, is required to guarantee the Company's obligations and to grant the lender a security interest in its assets to secure the obligations under the guaranty. The lender has signed a letter consenting to the Distribution and releasing uBid's guaranty obligations and the lender's security interest in uBid's assets. In connection with obtaining the lender's consent thereto, uBid and the Company have entered into an agreement with the lender that provides that, through the Distribution Date, neither uBid nor the Company will make certain transfers to each other of their respective assets which might impair the effectiveness or enforceability of the lender's security interest in assets of the Company.

   Payable to the Company. Since uBid's inception in 1997, the Company has provided the funds to finance uBid's operations in the form of advances that bear interest at the prime rate. uBid had amounts due to the Company for working capital and fixed asset purchases (the "Payable") totaling approximately $4.6 million as of December 31, 1998, of which $3.3 million is represented by a note due in June 2000 with interest payable monthly, and the remaining $1.3 million of which was repaid during the first quarter of 1999. Advances made by the Company after the first quarter of 1999, if any, will be repaid within the respective quarter.

                                 PROPOSAL TWO

            AMENDMENT OF DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

   At the Annual Meeting, the Company's stockholders will be asked to vote on a proposal to approve an amendment to the Directors' Non-Qualified Stock Option Plan (the "Directors' Plan") to increase the number of shares subject to the Directors' Plan from 50,000 to 100,000. The essential features of the Directors' Plan are discussed below.

   The Directors' Plan was originally adopted by the Company's Board of Directors and Shareholders in April 1995. A total of 50,000 shares of Common Stock are currently reserved for issuance under the Directors' Plan, of which 14,000 remain available for grant. As of April 16, 1999, options to purchase an aggregate of 36,000 shares of Common Stock were outstanding under the Directors' Plan at exercise prices between $6.00 and $10.625 per share, and no options had been exercised under the plan. In order to have sufficient shares available for future grants, the number of shares of Common Stock that can be issued under the Directors' Plan is proposed to be increased to 100,000.

   The Directors' Plan provides that each non-employee director of the Company (a "Non-Employee Director") (currently consisting of Messrs. Maloof, Reck and Sam Khulusi) receives an automatic grant of a non-qualified option to purchase 5,000 shares of Common Stock upon his or her first election or appointment to the Board (an "Initial Grant"). Thereafter, on the date of each annual meeting of the Company's stockholders, each Non-Employee Director who continues to be a director after such meeting will be granted an option to purchase 5,000 shares of Common Stock (a "Subsequent Grant"); provided that no Subsequent Grant will be made to any Non-Employee Director who has not served as a director of the Company, as of the time of such annual meeting, for at least one year.

   The exercise price per share of each option granted under the Directors' Plan is the fair market value of the Common Stock on the date the option is granted. Payment of the exercise price of any option granted under the Directors' Plan may be made in whole or in part in (i) cash or (ii) Common Stock held by the Non-Employee Director. The closing price of the Company's Common Stock as reported on the Nasdaq National Market on April 22, 1999 was $27.75.

   Options granted under the Directors' Plan vest on the first anniversary of the date of grant, subject to earlier vesting upon a change of control or corporate transaction. Under the Directors' Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of the Company by a person or (ii) a change in the composition of the members of the Board over a three year period to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the Directors' Plan, a "corporate transaction" consists of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger in which the Company is the surviving entity in which holders of the Company's voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

   The Board of Directors, without further approval of the stockholders, may amend the Directors' Plan at any time in such respects as the Board of Directors may deem advisable, subject to any shareholder or regulatory approval required by law, and to any conditions established by the terms of such amendment; provided that in no event may the Directors' Plan be amended more than once every six months other than to correspond with changes in certain laws.

Federal Income Tax Consequences Relating to the Directors' Plan

   The following is a brief summary of the current United States federal income tax rules generally applicable to the awards under the Directors' Plan.

   Non-Qualified Stock Options. The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal federal tax rate at which ordinary income is taxed to individuals is currently 39.6%. The maximum marginal federal tax rate at which long-term capital gains are taxed is 20% for most types of property held for more than one year.

   Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of stock options under the Directors' Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable or any stock awards other than options. Participants in the Directors' Plan who are residents or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

New Plan Benefits

   Because awards are based on annual service on the Board of Directors and directors are subject to election by the stockholders, future benefits to be received under the Directors' Plan by any specific director cannot be presently determined. No officer or employee of the Company is eligible to receive benefits under the Directors' Plan. Ronald B. Reck received a grant of options to purchase 5,000 shares of Common Stock upon joining the Company's Board of Directors in April 1999. On the date of the Annual Meeting, Thomas A. Maloof and Sam U. Khulusi will each receive an automatic grant of an option to purchase 5,000 shares of Common Stock.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT OF THE DIRECTORS' PLAN AND UNANIMOUSLY RECOMMENDS THAT HOLDERS OF SHARES OF COMMON STOCK VOTE "FOR" APPROVAL OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

     RESOLVED, that the stockholders of Creative Computers, Inc. hereby amend the first sentence of Section 3 of the Directors' Non-Qualified Stock Option Plan to read in its entirety as follows: "Subject to Section 12 of the Plan, the maximum number of shares of Stock which may be subject to Options and sold under the Plan is 100,000 shares of Stock."

Board Recommendation and Shareholder Vote Required

   The Board of Directors recommends a vote FOR approval of the amendment to the Directors' Plan as described above. Approval of the proposal requires the affirmative vote by a majority of the shares of Common Stock present or represented at the Meeting. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter but broker non-votes will not be counted for this purpose. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy.

                                PROPOSAL THREE

    RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as its independent accountants for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1994. A proposal to ratify the appointment for the current year will be presented at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Board Recommendation and Shareholder Vote Required

   The Board of Directors recommends a vote FOR ratification of the appointment of the independent accountant. Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock present or represented at the Meeting. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter but broker non-votes will not be counted for this purpose. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint other independent accountants, but the Board of Directors will give consideration to such unfavorable vote.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received by the Company (Attention: Chief Financial Officer, at the principal offices of the Company), no later than January 2, 2000, for inclusion in the Company's proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company's Proxy Statement) to be considered "timely" within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company's Bylaws, notice of any such stockholder proposals must be given to the Company in writing not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the 1999 meeting, which is set forth on page 1 of this Proxy Statement (or the date on which the Company mails its proxy materials for the 2000 Annual Meeting if the date of that meeting is changed more than 30 days from the prior year). A stockholder's notice to the Company must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, the Company's Bylaws require written notice to be received by the Company not less than 30 days nor more than 60 days before the meeting, unless less than 40 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 10 days after such notice or disclosure is given. The notice must contain specified information about the proposals nominee and the stockholder making the nomination.

                                 OTHER MATTERS

   All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Any Proxy in which no direction is specified will be voted in favor of each of the nominees and the matters to be considered.

   The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

   Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Theodore R. Sanders, Chief Financial Officer, Creative Computers, Inc., 2555 W. 190th Street, Torrance, California 90504.

                                          By Order of the Board of Directors,

                                          /s/ FRANK F. KHULUSI

                                          Frank F. Khulusi
                                          Chairman of the Board, President
                                          and Chief Executive Officer

May 3, 1999
Torrance, California

                                  APPENDIX A

                            CREATIVE COMPUTERS, INC.

                   DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN
                   ------------------------------------------

                   (amended and restated as of May 18, 1999)



      1.  Establishment and Purpose.
          -------------------------

          (a) Creative Computers, Inc., a Delaware corporation (the "Company"), hereby adopts its Directors' Non-Qualified Stock Option Plan. The Plan is intended to provide a means whereby eligible members of the Board may be given an opportunity to purchase shares of Stock pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Code.

          (b) The purpose of the Plan is to enable the Company to attract qualified individuals to serve as members of the Board, to provide additional performance incentives to such individuals while serving as directors, and to encourage their continued service on the Board.

      2.  Definitions.
          -----------

          As used herein, the following definitions shall apply:

          (a) "Affiliate" shall mean any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

              . the direct or indirect acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a Person or related group of Persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, or

              . a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Company" shall mean Creative Computers, Inc., a Delaware corporation.

          (f) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (g) "Corporate Transaction" shall means any of the following stockholder-approved transactions to which the Company is a party:

              . a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

              . the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in complete liquidation or dissolution of the Company, or

              . any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger.

          (h) "Director" shall mean a member of the Board.

          (i) "Effective Date" shall mean the date this Plan is adopted by the Board.

          (j) "Employee" shall mean any person who is an employee of the Company, or any Affiliate of the Company, for purposes of tax withholding under the Code. The payment of a director's fee by the Company shall not be sufficient to render the recipient of such fee an Employee.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" shall mean the price which the Board acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts; provided, however, that where there exists a public market for the Stock at the time of such determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of a share of Stock or the closing price of a share of Stock quoted on The Nasdaq National Market or on any exchange on which the Stock is then listed, whichever is applicable, as published in the Western Edition of The Wall Street
                                                                ---------------
Journal on the trading day prior to the date of determination of Fair Market
-------
Value.

          (m) "Initial Public Offering" shall mean the closing of the Company's first underwritten offering of Common Stock to the public generally.

          (n) "Option" shall mean an option to purchase shares of Stock granted pursuant to the Plan.

          (o) "Option Certificate" shall mean the written certificate setting forth the terms of an Option in the form attached as Exhibit A hereto.

          (p) "Optionee" shall mean an Outside Director who receives an Option.

          (q) "Outside Director" shall mean a Director who is not an Employee.

          (r) "Person" shall mean a natural person, corporation, partnership, limited liability company, joint venture, trust, or any other entity and any government or instrumentality of a government.

          (s) "Plan" shall mean this Creative Computers, Inc. Directors' Non-Qualified Stock Option Plan.

          (t) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (u) "Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

      3.  Stock Subject to the Plan.
          -------------------------

          Subject to Section 12 of the Plan, the maximum number of shares of Stock which may be subject to Options and sold under the Plan is 100,000 shares of Stock. If an Option expires or becomes unexercisable for any reason and has not been exercised in full, the Stock subject to such Option shall be available for future grant under the Plan. If Stock which was acquired upon exercise of an Option is subsequently repurchased by the Company, such Stock shall not be available for future grants under the Plan.

      4.  Interpretation and Administration of the Plan.
          ---------------------------------------------

          (a) The Plan is intended to be self-executing pursuant to the terms hereof. However, any questions concerning interpretation or execution of the Plan or grants hereunder shall be decided by the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all holders of any Options granted under the Plan.

          (b) Subject to the provisions and restrictions of the Plan, the Board shall have the authority to: (i) authorize any person to execute on behalf of the Company any agreements or other documents in connection with the grant of an Option under the Plan; (ii) approve forms of agreement for use under the Plan consistent with the terms of the Plan; and (iii) make all other determinations deemed necessary or advisable for the implementation of the Plan.

      5.  Option Grants.
          -------------

          (a) All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 5. Neither the Board nor any person shall have any discretion to select which Outside Directors shall be granted Options, or to determine the number of shares of Stock to be covered by Options granted to Outside Directors, the timing of such Option grants or the exercise price thereof.

          (b) An option to purchase 5,000 shares of Stock shall be granted ("Initial Grant") to each Outside Director, such Initial Grant to be made (i) to the then existing Outside Directors upon the closing of the Company's Initial Public Offering and (ii) to other Outside Directors elected or appointed to the Board after the Company's Initial Public Offering upon the date each such Outside Director first becomes an Outside Director of the Company. Beginning with the first annual meeting of the Company's stockholders following the Initial Public Offering and thereafter at each subsequent annual meeting of the Company's stockholders, each Outside Director who continues as an Outside Director immediately following each such annual meeting shall be granted an option to purchase 5,000 shares of Stock ("Subsequent Grant"); provided that no Subsequent Grant shall be made to any Outside Director who has not served as an Outside Director of the Company, as of the time of such annual meeting, for at least one year. Each Subsequent Grant shall be made on the date of the annual stockholders' meeting in question. If any Option ceases to be exercisable in whole or in part, the shares which were subject to such Option but as to which the Option had not been exercised shall continue to be available under the Plan.

      6.  Terms and Conditions of Options.
          -------------------------------

          (a) Each Option granted pursuant to the Plan shall be evidenced by an Option Certificate executed by the Company and the Optionee.

          (b) The exercise price per share of Options granted under the Plan shall be 100% of the Fair Market Value per share of Stock on the date of grant of the Option, subject to adjustment to the extent provided in Section 12 hereof; provided, that with respect to Options granted concurrently with the closing of the Company's Initial Public Offering, the exercise price shall be the initial offering price of the Common Stock of the Company to the public, subject to adjustment to the extent provided in Section 12 hereof.

          (c) Subject to the provisions in the Option Certificate and Sections 10(e) and 10(f) hereof, each Option shall vest and become exercisable twelve
(12) months after the date of grant.

          (d) The term of each Option shall be ten (10) years from the date of grant, unless a shorter period is required to comply with any applicable law, in which case such shorter period shall apply.

      7.  Eligibility.
          -----------

          Options may be granted only to Outside Directors. No Optionee shall have any rights as a stockholder of the Company as a result of the grant of an Option under the Plan or his or her exercise of such Option pending the actual issuance by the Company of the Stock subject to such Option. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights that the Director or the Company may have to terminate his or her directorship at any time.

      8.  Term of Plan; Effective Date.
          ----------------------------

          The Plan shall become effective on the Effective Date, subject to approval of the Plan by the stockholders of the Company. If the Effective Date precedes such stockholder approval any Option granted under the Plan prior to such approval shall be conditioned upon approval by stockholders of the Plan. Options may be granted under the Plan at any time on or before the tenth anniversary of the date of adoption of the Plan.

      9.  Payment Upon Exercise.
          ---------------------

          Payment of the exercise price upon exercise of any Option may be made
(i) in cash, (ii) by delivery on a form prescribed by the Board of an irrevocable direction to a securities broker approved by the Board to sell shares and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) with shares of Stock owned by the Optionee or withholding of shares otherwise deliverable to the Optionee upon exercise of the Option; or
(v) any combination of the foregoing. Any stock used to exercise an Option shall be valued at its Fair Market Value on the date of the exercise of the Option.

     10.  Exercise of Option.
          ------------------

          (a) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Certificate by the person entitled to exercise the Option and full payment for the Stock has been received by the Company in accordance with Section 9 hereof. An Option may not be exercised for a fraction of a share of Stock.

          (b) If an Optionee ceases to serve as Director (other than as a result of disability, death or following a Change in Control), he or she may, but only within three (3) months after the date he or she ceases to be a Director, exercise his or her then outstanding Options to the extent that he or she was entitled to exercise them at the date of such termination. Notwithstanding the foregoing, in no event may any Option be exercised after the expiration of its term set forth in Section 6. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (that he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Notwithstanding the provisions of Section 9(b) above, in the event an Optionee is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, within twelve (12) months from the date of such termination, exercise his or her then outstanding Options to the extent he or she was entitled to exercise them at the date of such termination. Notwithstanding the foregoing, in no event may any Option be exercised after the expiration of its term set forth in Section 6. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (that he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) If during the term of his or her Option, an Optionee (A) dies and had been in Continuous Status as a Director at the time of his or her death, or
(B) dies within three (3) months after termination of Continuous Status as a Director, the Option may be exercised at any time within twelve (12) months following the date of the Optionee's death by the Optionee's personal representative or by a person who acquired the right to exercise the Option by bequest or intestate succession, but only to the extent the Optionee was entitled to exercise the Option at the time of his or her termination of Continuous Status as a Director. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

          (e) Should any Corporate Transaction occur while an Optionee remains in Continuous Status as a Director, then each outstanding Option held by such Optionee shall become fully exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all or any portion of the shares at the time represented by such Option and may be exercised with respect to any or all of such shares represented by the Option prior to the specified effective date of such Corporate Transaction. Immediately following the consummation of the Corporate Transaction, each such option shall terminate unless assumed by the successor company or its parent.

          (f) Should a Change in Control occur while an Optionee remains in Continuous Status as a Director, then each outstanding Option held by such Optionee shall become fully exercisable, immediately prior to the effective date of such Change in Control, for all of the shares at the time subject to such Option and may be exercised with respect to any or all of such shares represented by the Option. The Option shall remain so exercisable until the expiration or sooner termination of the Option term.

     11.  Nontransferability of Options.
          -----------------------------

          To the extent required by Rule 16b-3 of the Exchange Act, no Option shall be transferable by an Optionee other than by operation of law or by will or by the laws of descent or distribution; provided that, if Rule 16b-3 is amended after the Board's adoption of the Plan to permit greater transferability of an Option hereunder, all Options hereunder shall be transferable after the Initial Public Offering to the fullest extent provided by Rule 16b-3 as so amended. In the event of any Rule 16b-3 permitted transfer of an Option, the transferee shall be entitled to exercise the Option in the same manner and only to the same extent as the Optionee (or his personal representative or the person who would have acquired the right to exercise the Option by bequest or intestate succession) would have been entitled to exercise the Option under Sections 9 and 10 had the Option not been transferred.

     12.  Adjustment Upon Changes in Capitalization.
          -----------------------------------------

          In the event that the number of outstanding shares of Stock of the Company is changed through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent) or other change in the capital structure of the Company without consideration, the number of shares of Stock available under the Plan, the number of shares of Stock deliverable in connection with any Option and the exercise price per share of such Option shall be proportionately adjusted; provided however, that no certificate or scrip representing fractional shares shall be issued and any resulting fractions of a share shall be ignored.

     13.  Amendment and Termination of the Plan.
          -------------------------------------

          (a) The Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that to the extent necessary to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval by the Company's stockholders to amend the Plan to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Sections 5 and 6 of the Plan (and any other Sections of the Plan that affect the formula award terms required to be specified in the Plan by Rule 16b-3 of the Exchange Act and any successor to such Rule) shall not be amended periodically and in no event more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or any applicable rules and regulations thereunder.

          (b) The Board, without further approval of the stockholders, may at any time terminate or suspend the Plan. Except as otherwise provided herein, any such termination or suspension of the Plan shall not affect Options already granted hereunder, and such Options shall remain in full force and effect as if the Plan had not been terminated or suspended.

          (c) Except as otherwise provided herein, rights and obligations under any outstanding Option shall not be altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the Option was granted or transferred.

     14.  Conditions Upon Issuance of Stock.
          ---------------------------------

          (a) Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange or national market system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Stock hereunder shall relieve the Company of any liability for failure to issue or sell such Stock.

     15.  Reservation of Stock.
          --------------------

          The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

     16.  Additional Restrictions of Rule 16b-3.
          -------------------------------------

          Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the Plan as a formula plan, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

PROXY
                            CREATIVE COMPUTERS, INC.
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 18, 1999
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Frank F. Khulusi and Sam U. Khulusi, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents") in the name of the undersigned, to attend the Annual Meeting of Shareholders of Creative Computers, Inc., a Delaware corporation to be held at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 on Tuesday, May 18, 1999 at 10:00 a.m. local time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

  1. ELECTION OF DIRECTORS

   [_] FOR all nominees                  [_] WITHHOLD AUTHORITY to
    listed below (except as               vote for all nominees
    marked to the contrary).              listed below.

  (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                     Frank F. Khulusi        Sam U. Khulusi
                     Ronald B. Reck          Thomas A. Maloof

  2. PROPOSAL TO APPROVE THE AMENDMENT OF THE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN to increase the number of shares subject to the Plan from 50,000 to 100,000.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSECOOPERS LLP as the Company's independent auditor for the Company's current fiscal year.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  4. In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS
           MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


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                                     PLEASE DATE AND SIGN the enclosed proxy
                                     exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both shareholders should sign. Receipt of Notice of Annual Meeting of Shareholders, Annual Report for the year ended December 31, 1998 and Proxy Statement dated May 3, 1999, is hereby acknowledged by the undersigned.

                                     Dated: _________________, 1999

                                     ------------------------------------------
                                                      Signature

                                     ------------------------------------------
                                                 Name, typed or printed

                                     ------------------------------------------
                                       Tax identification or social security
                                                       number

                                     ------------------------------------------
                                                      Signature

                                     ------------------------------------------
                                                 Name, typed or printed

                                     ------------------------------------------
                                       Tax identification or social security
                                                       number